As filed with the Securities and Exchange Commission on March 30, 2012

Registration No. 333-74230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF Micro Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-1733461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(336) 664-1233

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

RF Nitro Communications, Inc. 2001 Stock Incentive Plan

(as amended and restated)

(Full title of the plan)

Robert A. Bruggeworth

President and Chief Executive Officer

RF Micro Devices, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(336) 664-1233

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Jeffrey C. Howland, Esq.

Womble Carlyle Sandridge & Rice, LLP

One West Fourth Street

Winston-Salem, NC 27101

(336) 721-3516

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form-S-8 (Registration No. 333-74230) filed by RF Micro Devices, Inc. (the “Company”) on November 30, 2001 (the “Registration Statement”) registering the offer and sale of 52,119 shares of common stock of the Company (the “Common Stock”) under the RF Nitro Communications, Inc. 2001 Stock Incentive Plan (as amended and restated).

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on this 30th day of March, 2012.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President and Chief Executive Officer